Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common shares, par value $0.0001 per share, of NetQin Mobile Inc., a Cayman Islands exempted company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow]

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 14, 2012.

Henry Yu Lin
/s/ Henry Yu Lin
Henry Yu Lin

RPL Holdings Limited
	By:	/s/ Henry Yu Lin
Name: Henry Yu Lin
Title: Director

RPL Trust	By Standard Chartered Trust (Cayman) Limited, as trustee for RPL Trust

	By:	/s/ Randall J. Fisher
Name: Randall J. Fisher
Title: Managing Director

Standard Chartered Trust (Cayman) Limited	For and on behalf of Standard Chartered Trust (Cayman) Limited

	By:	/s/ Randall J. Fisher
Name: Randall J. Fisher
Title: Managing Director